Exhibit 5.1

Our Reference:    DH4/DH/IN189/015/

27 November 2013

Board of Directors
Allegion plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Re:    Allegion plc Registration Statement on Form S-8 in relation to the Plans

Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to Allegion plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Allegion plc, Arthur Cox Building, Earlsfort Terrace, Dublin 2 (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the ordinary shares with nominal value US$0.01 of the Company (the “Shares”) that may be delivered pursuant to the Company’s Stock and Incentive Plan, the Executive Deferred Compensation Plan, the Employee Savings Plan and the Employee Savings Plan for Bargained Employees (the “Plans”).

1.2
This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Plans’ documents (as listed in the Schedule); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Plans Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by e-mail in pdf or other electronic format of the Plans Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 27 November 2013:

(a)
on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgements Office of the High Court; and

(c)	in the Central Office of the High Court of Dublin for any proceedings or petitions filed.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion
Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares; and

2.2
when the Shares have been issued (and, if required, paid for in either cash or services) pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions
For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue, as we have not verified independently any assumption:
The Registration Statement and the Plans

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the draft that we have examined;

3.2
that (if required under the terms of the Plans) any awards granted under the Plans will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or services at least equal to the nominal value of such Shares and that where Shares are issued under the Plans without the requirement for the payment of cash consideration by the relevant beneficiary, then such Shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by section 60(12) of the Companies Act 1963 (as amended) or issued for consideration as set out in section 30(2) of the Companies (Amendment) Act 1983;

3.3	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.4
that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award certificate;

3.5	that the Company has sufficient authorised share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;

3.6	that the authorities contained in the articles of association of the Company to issue the Shares have not been revoked or limited in any way;

3.7
with respect to Shares issued on or after 17 November 2018 (the date of expiry of the Company’s existing authority to issue shares) that the Company will have renewed its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Acts 1963 to 2012 of Ireland (and any statutory modification or re-enactment thereof for the time being in place) and such authority shall be in effect at the time of such issuance;

3.8
that at the time of grant by the compensation and human resources committee of the board of directors of the Company (the “Committee”) of an award or Share under the Plans, the Committee has been duly constituted and remains a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to grant awards and issue the Shares;

Authenticity and bona fides

3.9
the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.10
where incomplete Plans Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plans Documents correspond in all respects with the last draft of the complete Plans Documents submitted to us;

3.11
that the Plans Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.12
that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

Accuracy of searches and warranties

3.13
the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.14	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plans Documents;
Commercial Benefit

3.15
that the Plans Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure
This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

Plans’ Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	A copy of the Plans.

3.	A copy of the resolutions of the shareholders of the Company adopting the Memorandum and Articles of Association of the Company dated 14 November 2013.

4.	A copy of the resolutions of the board of directors of the Company regarding the adoption by the Company of the Plans dated 14 November 2013.

5.	A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 14 November 2013.

6.	A copy of the Certificate of Incorporation of the Company dated 9 May 2013.

7.	Letter of Status from the Irish Companies Registration Office dated 27 November 2013.